INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Core Solutions, Inc. on Form S-8 of our report dated April 30, 2002, appearing in the Annual Report on Form 10-KSB of Premier Axium ASP, Inc. for the year ended December 31, 2001.

MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.

Certified Public Accountants

New York, New York

November 13, 2002